UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 29, 2011

Date of Report (date of earliest event reported)

Rotech Healthcare Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50940	030408870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Technology Drive, Suite 300

Orlando, Florida 32804

(Address of principal executive offices, including zip code)

(407) 822-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2012, Rotech Healthcare Inc. (the “Company”) promoted Steven P. Alsene from Chief Financial Officer of the Company to Chief Operating Officer of the Company. Mr. Alsene will continue to serve as the Company’s interim Chief Financial Officer until the appointment of a successor in that position.

In connection with Mr. Alsene’s promotion, the Company and Mr. Alsene entered into an amendment and restatement, effective as of January 1, 2012 (the “Amendment”), of the Agreement with Respect to Rights Upon Termination of Employment, dated November 8, 2006, as thereafter amended, between the Company and Mr. Alsene. The Amendment provides the following for Mr. Alsene:

•

an increase in his severance entitlements in the event of a termination of his employment by the Company without Cause or by him for Good Reason (as such terms are defined in the Amendment) from 100% to 150% of his base salary plus target bonus and from 12 months to 18 months continued coverage at the Company’s cost under its health plans;

•	a base salary of $430,000;

•	an increase in his annual target bonus from 75% to 100% of his base salary;

•	a Company-provided automobile or automobile allowance; and

•	an increase in the amount payable to him upon a Change of Control (as defined in the Amendment) from 100% to 150% of his base salary plus target bonus.

Without triggering Mr. Alsene’s right to resign for Good Reason, the Company may at any one time: reduce Mr. Alsene’s title from Chief Operating Officer to any other executive title with the Company; reduce his duties, authorities and responsibilities consistent with such title reduction; reduce his base salary by up to 10%; and/or reduce his annual target bonus by up to 25%. The Amendment also extends the period that Mr. Alsene will be subject to non-competition and non-solicitation provisions from 12 months to 18 months following his termination of employment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Michael Dobbs’s employment relationship with the Company terminated effective December 29, 2011. No payments have been made to Mr. Dobbs as a result of this termination, and the Company expects that no separation benefit will be paid to Mr. Dobbs under the terms of his employment agreement.

Cautionary Statement Regarding Forward-Looking Statements

This report contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of section 21E of the Securities Exchange Act of 1934, as amended, and section 27A of the Securities Act of 1933, as amended. These forward-looking statements include all statements regarding the intent, belief or current expectations regarding matters described in this report and all statements that are not statements of historical fact. Words such as “expects,” “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “may,” “will,” “could,” “should,” “would,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, future events or performance to differ materially from those stated or implied in this report. Such risks, uncertainties, contingencies, assumptions and other factors, many of which are beyond the control of the Company, that could cause results, future events or performance to differ materially from those anticipated include: differing interpretations of events leading up to Mr. Dobb’s termination of his employment with the Company and the possibility of a dispute concerning such matters; the ultimate resolution, if any, of any such dispute that may arise between the Company and Mr. Dobbs; the final terms and conditions of any such resolution, if any, of any such dispute; and other factors as described in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Except as otherwise required under the federal securities laws, the Company does not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

10.1	Amended and Restated Agreement with Respect to Rights Upon Termination of Employment, dated as of January 1, 2012, between the Company and Steven P. Alsene

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROTECH HEALTHCARE INC.

Date: January 3, 2012	By:	/s/ Philip L. Carter
	Name:	Philip L. Carter
	Title:	President & Chief Executive Officer